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                                                                    EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (nos. 333-18797, 333-18799, 333-18801 and 333-18803) of NCR
Corporation of our report dated February 8, 2000 appearing on Page 51 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in the Form 10-K.


PricewaterhouseCoopers LLP


Dayton, Ohio
March 8, 2000